UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-570-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

EXPLANATORY NOTE

As previously disclosed, on November 6, 2020, KBL Merger Corp. IV (as it was known prior to the closing of the Business Combination (defined below), which has since changed its name to 180 Life Sciences Corp., referred to herein as “KBL” (prior to the Business Combination) and the “Company” after the Business Combination) consummated the previously announced business combination (the “Business Combination”) following a special meeting of stockholders, where the stockholders of KBL considered and approved, among other matters, a proposal to adopt that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated as of July 25, 2019, entered into by and among KBL, KBL Merger Sub, Inc. (“Merger Sub”), 180 Life Corp. (f/k/a 180 Life Sciences Corp.) (“180 LS”), Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), 180 Therapeutics L.P. (“180 LP” and together with Katexco and CBR Pharma, the “180 Subsidiaries” and, together with 180, the “180 Parties”), and Lawrence Pemble, in his capacity as representative of the stockholders of the 180 LS Parties (the “Stockholder Representative”). Pursuant to the Business Combination Agreement, among other things, Merger Sub merged with and into 180 LS, with 180 LS continuing as the surviving entity and a wholly-owned subsidiary of KBL (the “Merger”). The Merger became effective on November 6, 2020 (the closing of the Merger being referred to herein as the “Closing”). In connection with, and prior to, the Closing, 180 LS filed a Certificate of Amendment of its Certificate of Incorporation in Delaware to change its name to 180 Life Corp., and KBL changed its name to 180 Life Sciences Corp.

On November 24, 2020, the Company filed a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”), for the fiscal quarter ended September 30, 2020 (the “Form 10-Q”), which included consolidated financial statements relating to KBL. References to “KBL” in this report refer to 180 Life Sciences Corp. (formerly KBL Merger Corp. IV) before the Closing of the Business Combination and references to the “Company” refer to 180 Life Sciences Corp. (formerly KBL Merger Corp. IV) after the Business Combination, unless the context suggests otherwise.

Item 2.04. Triggering Events That Accelerate or Increate a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 29, 2020, the Company received notice from Marlene Krauss, M.D., the former Chief Executive Officer and director of KBL, alleging the occurrence of an event of default of the terms of a certain promissory note in the amount of $371,178, dated March 15, 2019, evidencing amounts owed by the Company to KBL IV Sponsor LLC (which Dr. Krauss serves as sole managing member of), for failure to repay such note within five days of the release of funds from escrow in connection with the Purchase Agreement, as discussed below in Item 3.02, below.

Dr. Krauss has declared the entire amount of the note to be immediately due and payable. The note, pursuant to its terms, accrues damages of $2,000 per day until paid in full (subject to a maximum amount of damages equal to the principal amount of the note upon the occurrence of the event of default thereunder). Due to the matters described in Item 4.02 below, there are disputes regarding any amounts that may be due to Dr. Krauss under the note.

Item 3.02. Unregistered Sales of Equity Securities.

From November 27, 2020 to December 23, 2020, the holders of the Company’s convertible promissory notes sold pursuant to that certain Securities Purchase Agreement, dated as of June 12, 2020, among the Company, the investors signatory thereto, and Dominion Capital LLC as purchaser agent (the “Purchase Agreement”), converted an aggregate of $3,162,633 of principal and interest owed under such convertible notes into an aggregate of 1,519,628 shares of our common stock, pursuant to the terms of such notes, as amended, at conversion prices of between $2.00 and $2.31 per share. The current balance of the outstanding convertible promissory notes sold pursuant to the Purchase Agreement are currently approximately $1,550,444.

Additionally, from November 30, 2020 to December 18, 2020, Dominion Capital, LLC, converted a total of 1,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) of the Company, with a total conversion value of $3,666,666.66, into an aggregate of 1,619,144 shares of the Company’s common stock, at conversion prices of between $2.00 and $2.31 per share (after adjusting the conversion price of such preferred stock in connection with certain anti-dilutive rights). Due to such conversions, the Company currently has no shares of Series A Preferred Stock issued or outstanding.

As a result of the conversions of the Series A Preferred Stock as discussed above, a total of $3 million, which was previously held in escrow in connection with the purchase of the Series A Preferred Stock, was released to the Company.

The shares issuable upon conversion of the convertible notes and Series A Preferred Stock have been registered on a resale registration statement.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the above issuances.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 29, 2020, the Board of Directors of the Company concluded, after discussion with the Company’s management and the independent registered public accounting firm for KBL, that the consolidated financial statements of the Company, which were prepared based on the information and representations received from the former KBL management, for the interim period ended September 30, 2020 (the “Non-Reliance Period”), should no longer be relied upon due to errors in the consolidated financial statements and should be restated.

Subsequent to the filing of the September 30, 2020 Form 10-Q, the Company’s management became aware of the following transactions which were not properly recorded or disclosed by KBL during the Non-Reliance Period. A description of the transactions are as follows:

1.	Two invoices, one for approximately $1,454,000 and one for approximately $42,600, were received by the Company for services performed for KBL prior to September 30, 2020, which should have been recorded at September 30, 2020. The result is an understatement of accrued liabilities and net loss and an overstatement of net equity for KBL at September 30, 2020.

2.	An invoice for $1,750,000 was received by the Company related to a finders’ fee which invoice stated it was due at the Closing. There was a contractual agreement signed for the finders’ fee in 2018 which stated the terms including that the fee was contingent upon the Closing. This contractual agreement was not disclosed as a contingent liability in the footnotes of the September 30, 2020 consolidated financial statements of KBL.

3.	At Closing 100,000 shares of common stock were issued to an investment banking firm for professional services rendered. The share issuance was contingent upon the Closing. This transaction was not summarized as a contingent liability in the footnotes of the September 30, 2020 consolidated financial statements of KBL, nor known to current management of the Company until after Closing.

4.	At Closing 150,000 shares of common stock were issued to an investment banking firm for professional services rendered. The share issuance was contingent upon the Closing. This transaction was not summarized as a contingent liability in the footnotes of the September 30, 2020 consolidated financial statements of KBL, nor known to current management of the Company until after Closing.

The Company is working to complete the restatement of the KBL consolidated financial statements for the Non-Reliance Period to address the matters disclosed above and intends to file the restated KBL consolidated financial statements for the Non-Reliance Period as soon as practicable. Accordingly, investors and others should rely only on the financial information and other disclosures regarding the Non-Reliance Period once the Company restates the KBL consolidated financial statements and not rely on any previously issued or filed registration statements or reports, earning press releases, investor presentations or other communications related thereto covering the Non-Reliance Period.

The Company’s Chair of the Audit Committee and management discussed the above matters with the Company’s independent registered accounting firm.

Item 8.01. Other Events.

The Company plans to initiate legal action against former executives of KBL for non-disclosure of the above-mentioned transactions and plans to seek damages to cover, at a minimum, the unrecorded and contingent liability obligations and legal fees. There can be no assurance that the Company will be successful in its legal actions.

On December 24, 2020, the Board of Directors of the Company appointed Larry Gold, Ph.D., an independent member of the Board of Directors, to the Compensation Committee of the Board of Directors, and Donald A. McGovern, Jr., an independent member of the Board of Directors, to the Nominating and Governance Committee of the Board of Directors. The Board also appointed Donald A. McGovern, Jr., to serve as Chairman of the Compensation Committee.

Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the Company’s intent to restate its prior consolidated financial statements for the Non-Reliance Period, the effects of the restatement of the Company’s past financial statements and the expected timing of filing of the Company’s amended periodic report. These statements are subject to risks and uncertainties, including the risk that the process of preparing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments to its financial statements and the time and effort required to complete the restatement of its consolidated financial statements and file the amended quarterly report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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